Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ARGENTEX MINING CORPORATION", A NEVADA CORPORATION,

WITH AND INTO "ARGENTEX MINING CORPORATION" UNDER THE NAME OF "ARGENTEX MINING CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF NOVEMBER, A.D. 2007, AT 11:30 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4151564 8100M

071189754

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6134107

DATE: 11-05-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 11/05/2007
FILED 11:30 AM 11/05/2007
SRV 071189754 - 4151564 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
ARGENTEX MINING CORPORATION
INTO ARGENTEX MINING CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is **Argentex Mining Corporation**, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is **Argentex Mining Corporation**, a Nevada Corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is **Argentex Mining Corporation**, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of **Argentex Mining Corporation**, a Nevada corporation, consists of 100,000,000 shares of common stock with a par value of \$0.001 and 100,000,000 shares of preferred stock with a par value of \$0.001.

SIXTH: The merger is to become effective on filing.

SEVENTH: The Agreement and Plan of Merger is on file at 1066 West Hastings Street, Suite 2300, Vancouver, British Columbia, V6E 3X2, Canada, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of OCTOBER, 2007.

By: [signature]
Authorized Officer
Name: Kenneth Hicks
Title: President